Exhibit 10.1

FIFTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Fifth Amendment to that certain Securities Purchase Agreement (this “Agreement”) is dated as of April 8, 2024, between Healthier Choices Management Corp., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the SPA (as defined below).

WHEREAS, the parties entered into a Securities Purchase Agreement (“SPA”), dated as of August 18, 2022, and amended (the “Amendment”) on March 1, 2023, May 15, 2023, October 30, 2023 and February 20, 2024, the Purchasers and the Seller; and

WHEREAS, the parties have decided to amend the SPA as set forth below to add certain provision.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

AMENDMENTS

1.1 Spin-Off Financing. The first sentence of Section 4.14 of the SPA shall be revised to replace “June 1, 2024” with “August 1, 2024”.

1.2 No Amendment. Nothing contained herein in any manner modifies or amends any other terms or provisions of the SPA all of which remain in full force and effect unmodified.

Article II

MISCELLANEOUS

2.1 Entire Agreement. This Agreement and the SPA contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, either oral or written.

2.2 Amendment and Waiver. This Agreement may be amended only by an instrument in writing signed by all of the signatories hereto.

2.3 Assignment. This Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon the parties hereto, and each of their respective successors, heirs and permitted assigns.

2.4 Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause application of the laws of any jurisdiction other than the State of New York. Each of the parties to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any dispute arising out of or relating to this Agreement. Each of the parties hereto waives any right to trial by jury with respect to any Action related to or arising out of this Agreement.

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2.5 Construction. Each party hereto acknowledges that it has been advised by legal and any other counsel retained by such party in its sole discretion. Each party acknowledges that such party has had a full opportunity to review this Agreement and all related exhibits, schedules and ancillary agreements and to negotiate any and all such documents in its sole discretion, without any undue influence by any other party hereto or any third party. The parties have participated jointly in the negotiations and drafting of this Agreement and both shall be deemed drafters. In the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts when taken together will constitute one and the same agreement. Facsimile signatures (including in .pdf format) shall constitute original signatures for all purposes of this Agreement.

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NOW, THEREFORE, the parties hereto have executed this Fifth Amendment to Securities Purchase Agreement by their duly authorized representatives as an instrument under seal as of the date first written above.

Purchaser:		Healthier Choices Management Corp.

Sabby Volatility Warrant Master Fund, Ltd.		By:	/s/ Jeffrey E. Holman
		Name:	Jeffrey E. Holman
		Title:	Chief Executive Officer
By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

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